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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 10, 2001



                           DUSA PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



  NEW JERSEY                        0-19777                 22-3103129
(State or other                                            (IRS Employer
jurisdiction of                   (Commission              Identification
incorporation)                    File Number)                 Number)




                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (978) 657-7500
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




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ITEM 5.  OTHER EVENTS.

         The Registrant, DUSA Pharmaceuticals, Inc. ("DUSA") reports that it has updated investors today at the JP Morgan H&Q Healthcare Conference in San Francisco. Dr. Geoffrey Shulman, DUSA's President and CEO, and Dr. Stuart Marcus, DUSA's VP, Scientific Affairs and CSO, discussed progress in the ongoing US launch of LEVULAN(R) Photodynamic Therapy (PDT) for the treatment of non-hyperkeratotic actinic keratoses (AKs); DUSA's aggressive expansion of its LEVULAN PDT/PD (photodetection) development program; and DUSA's strong financial position.

         Except for historical information, this report and exhibit contain certain forward-looking statements that involve known and unknown risks and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the expansion of DUSA's development program and plans to initiate clinical trials for the treatment of onychomychosis, warts, Barrett's esophagus and brain cancer; intention to support and collaborate in investigator studies and consideration of development of various additional detection and treatment programs. Such risks and uncertainties include, but are not limited to, scientific, clinical trial, and regulatory risks associated with drug and device development programs, competitive products which may develop, DUSA's ability to fund these programs through the complete regulatory process, intellectual property risks, reimbursement by third-party payors, and other risks identified in DUSA's SEC filings from time to time.


ITEM 7. FINANCIAL STATEMENTS AND OTHER EXHIBITS.


         (c) Exhibits.

         [99] Press Release dated January 10, 2001.









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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                   DUSA PHARMACEUTICALS, INC.






Dated: JANUARY 10, 2001            By: /S/ D. GEOFFREY SHULMAN
       ----------------                --------------------------------------
                                   D. Geoffrey Shulman, MD, FRCPC
                                   President, Chief Executive Officer